UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2010

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
     On April 5, 2010, The Greenbrier Companies, Inc. (the “Company”) granted 247,000 shares of the Company’s common stock to certain officers and employees of the Company as restricted stock awards under the Company’s 2005 Stock Incentive Plan. One-half of the shares subject to the restricted stock awards vest in three equal annual installments on the first, second and third anniversaries of the date of grant. One-half of the shares subject to the awards will vest if the Company’s EBITDA (earnings from continuing operations before special charges, interest and foreign exchange, taxes, depreciation and amortization, as determined by the Compensation Committee) increased at a compounded annual growth rate of 18% or more during the period March 1, 2010 through August 31, 2012 (the “Measurement Period”). If that target is not met, then one-half of the performance vesting shares (i.e., one-quarter of each total award) will vest if either (but not both) of the following alternative targets are achieved: Either (i) the Company’s EBITDA increased at a compounded annual growth rate of 12% or more over the Measurement Period, or (ii) the Company’s revenue increased at a compounded annual growth rate of 18% or more over the Measurement Period and there is year over year positive EBITDA growth in the Measurement Period. If both of the targets (i and ii, above) are achieved, then all of the performance vesting shares (i.e., one-half of each total award) will vest. Vesting is contingent, in all cases, upon the grantee’s continued employment with the Company, but vesting may accelerate upon the occurrence of certain specified events. Vesting of the shares subject to performance based vesting will occur, if at all, effective as of the date of an affirmative determination by the Compensation Committee that the performance vesting targets have been achieved. The Compensation Committee’s determination regarding achievement of the performance targets will be made not later than December 31, 2012. In applying the performance-based vesting criteria, the Compensation Committee retains the discretion to adjust Revenue and EBITDA, in the Compensation Committee’s sole discretion, to take into account the impact of specific non-recurring or unusual items or special charges in any given period (and any resulting effects of such adjustments) that are not reflective of the ongoing operations of the Company.
     The restricted stock grants include awards to certain named executive officers of the Company, listed below. The Company’s Chief Executive Officer, William A. Furman, declined to be considered for receipt of a restricted stock award, and did not receive such an award.

Number of Shares of Restricted
Name	Stock Granted
Alejandro Centurion	10,500
Mark J. Rittenbaum	13,000
Timothy A. Stuckey	10,500

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: April 9, 2010	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer (Principal Financial Officer)